Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 29, 2008, in the Registration Statement (Form S-1 No. 333-                ) and related Prospectus of Energy Coal Resources, Inc. for the registration of 30,312,749 shares of its common stock.

/s/ Ernst & Young LLP
Ernst & Young LLP

Charleston, West Virginia

November 5, 2008